UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2013

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On April 13, 2013 and April 14, 2013, a weekly science and technology radio magazine sponsored by the Oklahoma Center for the Advancement of Science & Technology (“OCAST”) aired an interview on a number of radio stations (the “Radio Show”), featuring the Chief Executive Officer, Mr. Mark Willner, and the Chief Technology Officer, Dr. Hakki Refai, of 3DIcon Corporation (the “Company”).

The transcript of the Radio Show is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in the transcript, which was prepared by OCAST, is a textual representation of the Radio Show. There may be material errors, omissions or inaccuracies in the reporting of the contents of the Radio Show. The Company assumes no responsibility to correct or update the third-party transcript.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K, and exhibits hereto, provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statement. For a written description of the risks and uncertainties, many of which are beyond the control of the Company, see the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2013. Readers should consider all of these risk factors as well as other information contained in this report. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No .	Description

99.1	Transcript of Radio Show aired April 13, 2013 and April 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2013	3DICON CORPORATION By: /s/ Mark Willner
Name: Mark Willner Position: Chief Executive Officer